EXHIBIT 23(a)(6)

                           ARTICLES SUPPLEMENTARY
                                      TO
                          ARTICLES OF INCORPORATION
                                      OF
                        FIRST PACIFIC MUTUAL FUND, INC.


		First Pacific Mutual Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

		FIRST: The Corporation is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended.

		SECOND: The total number of shares of Common Stock that the Corporation currently has authority to issue is one hundred million (100,000,000), with a par value of one cent ($.01) per share, and an aggregate par value of one million dollars ($1,000,000), forty million (40,000,000), par value four hundred thousand dollars ($400,000), of which shares are allocated and classified as follows:

                                                           Total Number of
Name of Series                                             Shares Allocated
--------------                                             ----------------

Hawaii Municipal Fund - Investor Class                       40,000,000

with sixty million shares (60,000,000) being unclassified shares of Common
Stock.

		THIRD: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation (the "Board") has classified Twenty Million (20,000,000) shares of the Corporation's authorized, unclassified and unissued, shares of Common Stock, of the par value of One Cent ($.01) per share, as shares of the First Pacific Low Volatility Fund - Investor Class, pursuant to the following resolutions adopted at a regular meeting of the Board held on January 19, 2011:

		RESOLVED: That pursuant to authority expressly given to First Pacific Mutual Fund, Inc.'s (the "Corporation") Board of Directors in
	Article V of the Corporation's Charter, the Board hereby classifies Twenty Million (20,000,000) authorized, unclassified and unissued, shares of Common Stock of the Corporation with a par value of One Cent ($.01) per share as shares of the First Pacific Low Volatility Fund - Investor Class.

		FOURTH:  (a) These Articles Supplementary do not increase the total number of shares that the Corporation is authorized to issue or the aggregate par value thereof.  The total number of shares of capital stock which the
Corporation is presently authorized to issue remains One Hundred Million
(100,000,000) shares of capital stock of the par value of One Cent ($0.01)
per share and of the aggregate par value of One Million Dollars ($1,000,000).

		(b)	After the classification as provided in Article THIRD, the
number of shares of each authorized class of Common Stock, classified or remaining unclassified, are as follows:

		Hawaii Municipal Fund - Investor Class:  Forty Million (40,000,000)
	shares of capital stock of the Corporation of the par value of One Cent
	($0.01) per share and of the aggregate par value of Four Hundred Thousand
	Dollars ($400,000); and

		First Pacific Low Volatility Fund - Investor Class:  Twenty Million
	(20,000,000) shares of capital stock of the Corporation of the par value
	of One Cent ($0.01) per share and of the aggregate par value of Two
	Hundred Thousand Dollars ($200,000);

with forty million shares (40,000,000) being unclassified shares of Common
Stock.

		FIFTH: The shares of the Corporation have been classified by the Board of Directors as set forth herein pursuant to authority contained in the Corporation's Articles of Incorporation, as amended and supplemented.

		IN WITNESS WHEREOF, First Pacific Mutual Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the 19th day of January, 2011.


WITNESS:                                  FIRST PACIFIC MUTUAL FUND, INC.



/s/ Lugene Lee                            /s/ Terrence K.H. Lee
-------------------                       ------------------------
Name:  Lugene Lee                         Name:  Terrence K.H. Lee
Title: Secretary                          Title:  President


                                  CERTIFICATE


		THE UNDERSIGNED, President of First Pacific Mutual Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, as amended and supplemented, of which this certificate is made a part, hereby acknowledges that the foregoing Articles Supplementary are the act of the said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                           /s/ Terrence K.H. Lee
                                           -------------------------
                                           Name:  Terrence K.H. Lee
                                           Title:  President